UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2015

SCRIPSAMERICA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54550	26-2598594
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Corporate Office Centre Tysons II
1650 Tysons Boulevard, Suite 1580,
Tysons Corner, VA 22102

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (800) 957-7622

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 26, 2015, our Board of Directors appointed William Austin Lewis, IV to our Board of Directors to fill an existing vacancy.

William Austin Lewis, IV is 39 years of age. Since July of 2012, Mr. Lewis has served as the Chief Executive Officer, Chief Financial Officer, and a Director of PAID, Inc., an Internet e-commerce company.

In 2004, Mr. Lewis founded Lewis Asset Management Corp., an investment management company headquartered in New York City, and since such time served as its Chief Executive Officer.

Since January of 2009, Mr. Lewis has served as a director of MAM Software Group, Inc. which has a class of securities registered under the Securities Exchange Act of 1934, as amended (Exchange Act).

Since February of 2009, Mr. Lewis has served as a director of Viryanet LTD which has a class of securities registered under the Exchange Act.

As our director, Mr. Lewis brings his expansive knowledge of corporate finance and public company management.

Mr. Lewis received his Bachelor of Science degree in Finance and Financial Economics from James Madison University in 1998.

On April 23, 2015, Brian W.  Anderson, a member of the Company’s Board of Directors, passed away.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2015

 SCRIPSAMERICA, INC.

By: /s/ Robert Schneiderman

 Robert Schneiderman
Chief Executive Officer